QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.B

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)            ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	59-2283428 (I.R.S. employer identification no.)
800 Brickell Avenue Suite 300 Miami, Florida (Address of principal executive offices)	33131 (Zip code)

The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attn: Derek Kettel
(904) 998-4716
(Name, address, and telephone number of agent for service)

The Cincinnati Gas & Electric Company
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0240030 (I.R.S. employer identification no.)
139 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip code)

Unsecured Debt Securities
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	Atlanta, Georgia 30309
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A. (incorporated herein by reference to Exhibit 1 to Exhibit 25.1 to Swift & Company's Registration Statement on Form S-4 filed with the Commission October 24, 2002 (Commission file no. 333-100717)).

  2.
  A copy of certificate of authority of the trustee to commence business. (incorporated herein by reference to Exhibit 2 to Exhibit 25.1 to Swift & Company's Registration Statement on Form S-4 filed with the Commission October 24, 2002 (Commission file no. 333-100717)).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (incorporated herein by reference to Exhibit 3 to Exhibit 25.1 to Swift & Company's Registration Statement on Form S-4 filed with the Commission October 24, 2002 (Commission file no. 333-100717)).

  4.
  A copy of the existing by-laws of the trustee. (incorporated herein by reference to Exhibit 4 to Exhibit 25.1 to Swift & Company's Registration Statement on Form S-4 filed with the Commission October 24, 2002 (Commission file no. 333-100717)).

  6.
  The consent of the trustee required by Section 321(b) of the Act.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Cincinnati, and State of Ohio, on the 4th day of February, 2004.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ CHRISTINE SCHAUB
Name:	Christine Schaub
Title:	Vice President of Fifth Third Bank, on behalf of The Bank of New York Trust Company, N.A. by Power of Attorney dated January, 2004

EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, The Bank of New York Trust Company, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ CHRISTINE SCHAUB
Name:	Christine Schaub
Title:	Vice President of Fifth Third Bank, on behalf of The Bank of New York Trust Company, N.A. by Power of Attorney dated January, 2004

Cincinnati, Ohio
February 4, 2004

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 800 Brickell Avenue, Suite 300, Miami, FL 33131

        At the close of business September 30, 2003, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,012
Interest-bearing balances	5,599
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,626
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance and reserve	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	1,254
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers' liability to this bank on acceptances outstanding	0
Intangible assets
Goodwill	15,127
Other Intangible Assets	494
Other assets	1,084

Total assets	$36,196

LIABILITIES
Deposits:
In domestic offices	$0
Noninterest-bearing	0
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchased:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,000
Bank's liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	3,635

Total liabilities	9,635

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Common stock	750
Surplus	4,299
Retained earnings	21,510
Accumulated other comprehensive income	2
Other equity capital components	0

Total equity capital	26,561

Total liabilities and equity capital	$36,196

        I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)

QuickLinks

SIGNATURE
Consolidated Report of Condition of THE BANK OF NEW YORK TRUST COMPANY, N.A. of 800 Brickell Avenue, Suite 300, Miami, FL 33131